Project UNITY Discussion Materials Private and Confidential May 12, 2008 Exhibit 99.(c)

Section A – UNITY Financial Overview Section B – UNITY Valuation Data Table of Contents Private and Confidential

Section A – UNITY Financial Overview Private and Confidential

Private and Confidential
Key Statistics
Bloomberg, Factset, management financials as of 5/12/08.
Data in millions, except volume and per share data.
Current Capitalization
Closing Price 5/12/08 $20.83
Market Capitalization $340.8
Enterprise Value $351.3
52-Week High $51.50
52-Week Low $18.18
Balance Sheet at 3/31/08
Basic Shares Outstanding 16.4
Fully Diluted shares Outstanding 16.5
Cash & Equivalents $17.6
Debt $28.0
Stockholders' Equity $49.7
Balance Sheet at Close (6/30/08)
Basic Shares Outstanding 16.5
Fully Diluted shares Outstanding 16.9
Cash & Equivalents $25.2
Debt $25.0
Stockholders' Equity $61.7
Stock Price Analysis at 5/12/08
Absolute
Price
Average
Daily Price VWAP
Average Daily
Trading Volume
(thousands)
1-Day Prior $21.45 $21.14 $20.99 1,011.6
10-Days Prior $19.87 $19.95 $20.35 386.8
20-Days Prior $20.05 $19.79 $19.81 469.9
30-Days Prior $22.03 $20.24 $20.13 426.9

Private and Confidential
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Price/Volume Chart: January 2007 – Present
Source: Factset.  Data as of 5/9/08.
3/15/07 – Barry Minkow
publishes 500-page report
alleging UNITY fraud
2/6/07 – UNITY announces
record Q4:2006 results
3/17/07 – UNITY files
defamation suit against
Barry Minkow
4/17/07 – UNITY
announces record Q1:2007
results
7/16/07 – UNITY
announces record Q2:2007
results
10/16/07 – UNITY
announces Q3:2007 results
2/5/08 – UNITY announces
weak Q4:2007 and full year
2007 results
1/11/08 – SEC completes
informal inquiry
4/21/08 – UNITY
announces weak Q1:2008
results

6 Private and Confidential Price/Volume Chart: 6 Month Source: Factset. Data as of 5/9/08. $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 $50.00 $55.00 0 500 1,000 1,500 2,000 2,500 3,000 3,500

Jul-05
Jan-06
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Jul-07
Jan-08

CANACCORD Adams

Private and Confidential
Price/Volume Chart: 3-Year
Source: Factset.  Data as of 5/9/08.
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3/14/2008
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CANACCORD Adams

Private and Confidential
LTM Short Interest/Price Chart
Source: Factset, Nasdaq short interest data as of 5/9/08.
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Short Interest (MM) Stock Price

Private and Confidential
May-07 Jun-07 Jul-07 Aug-07 Sep-07 Oct-07 Nov-07 Dec-07 Jan-08 Feb-08 Mar-08 Apr-08
40
50
60
70
80
90
100
110
120
130
UNITY NASDAQ Composite Index Direct Seller & Supplement Comp Group
LTM Comparable Universe Indices vs UNITY
(49.6%)
(11.0%)
(3.5%)
Source: Factset. Data based on LTM as of 5/9/08.
(1) The Direct Seller & Supplement Group is comprised of the companies listed on page 21 & 22.

Private and Confidential
Jul-05 Oct-05 Jan-06 Apr-06 Jul-06 Oct-06 Jan-07 Apr-07 Jul-07 Oct-07 Jan-08 Apr-08
20
40
60
80
100
120
140
160
UNITY NASDAQ Composite Index Direct Seller & Supplement Comp Group
3-Year Comparable Universe Indices
(53.7%)
12.4%
26.2%
Source: Factset. Data based on LTM as of 5/9/08.
(1) The Direct Seller & Supplement Group is comprised of the companies listed on page 21 & 22.

Private and Confidential
Summary of Analyst Estimates
Source: Bloomberg consensus estimates.
($ in millions, except per share data)
Analyst Recommendations
Most Recent Price Target Date Previous
Company Rating Price Target Period Changed Price Target FY08E FY09E FY08E FY09E FY08E FY09E
Sidoti & Company Buy $39.00 12 Months 3/28/2008 $56.00 $428.3 $456.9 NA NA $1.99 $2.33
D.A. Davidson & Co. Buy $30.00 18 Months 3/28/2008 $49.00 $429.7 $459.7 $63.2 $70.8 $2.15 $2.50
Avondale Partners Market Perform $26.50 NA 3/28/2008 $50.00 $427.1 $482.5 $72.2 $81.7 $2.06 $2.33
Wedbush Morgan Buy $24.00 12 Months 4/22/2008 $30.00 $426.8 $454.2 $63.1 $69.7 $2.14 $2.40
Goldman Sachs Neutral $23.00 12 Months 3/28/2008 $42.00 NA NA NA NA NA NA
Jefferies Hold $22.00 NA 3/28/2008 $52.00 $405.4 $409.7 $63.3 $68.1 $2.00 $2.20
Canaccord Adams Hold $21.00 NA 3/28/2008 $55.00 $429.8 $468.3 $61.9 $69.3 $2.07 $2.27
Consensus NA $26.50 NA NA NA $424.5 $455.2 $64.7 $71.9 $2.07 $2.34
Revenue EPS EBITDA

Section B – UNITY Valuation Data Private and Confidential

Private and Confidential
Premiums Analysis – Comparable Transactions
Source: Dealogic as of 4/25/08.
Cash merger transactions with total transaction value between $200M - $800M and a stock price above $5 per share prior to offer
Closing Price 5/12/08: $20.83
30 Day VWAP 5/12/08: $20.13
Premium Analysis
($ in millions except per share data)
Closing Price 1-Day 1-Week 1-Month
Premiums Paid Stripped Mean Percentages NA 12.2% 14.8% 17.7%
Premium at Offer Price
Premium to Closing Price 24.8% 21.2% 33.0% 20.9%
Premium to VWAP 24.5% 23.8% 26.4% 29.2%
Tender Offer Price $26.00

Private and Confidential
Source: Dealogic as of 4/25/08.
Ann. Transaction Purchase Price of Stock Premium to Prior Stock Price
Date Target/Issuer Buyers/Investors Fin Sponsor Value Price Per Share 1 Day 1 Week 1 Month 1 Day 1 Week 1 Month
01/30/08 NuCo2 Inc Aurora Capital Group Aurora Capital Group $475.6 $30.00 $24.08 $24.98 $25.44 24.6% 20.1% 17.9%
01/15/08 Lifecore Biomedical Inc Warburg Pincus LLC Warburg Pincus $234.6 $17.00 $12.84 $13.37 $13.57 32.4% 27.2% 25.3%
08/02/07 Midwest Air Group Inc (Bid No 2) TPG Capital LP (Texas Pacific) TPG Capital LP (Texas Pacific) $402.6 $16.00 $13.93 $12.99 $15.25 14.9% 23.2% 4.9%
07/27/07 Deb Shops Inc Lee Equity Partners LLC Lee Equity Partners LLC $391.1 $27.25 $26.68 $29.03 $28.43 2.1% (6.1%) (4.2%)
06/18/07 Friendly Ice Cream Corp Freeze Operations Holding Corp Sun Capital Partners Group Inc $329.7 $15.50 $14.33 $13.68 $14.65 8.2% 13.3% 5.8%
06/11/07 James River Group Inc DE Shaw & Co LP
Trident Capital;
DE Shaw Private Equity
$540.3 $34.50 $35.18 $33.82 $34.36 (1.9%) 2.0% 0.4%
06/04/07 Accredited Home Lenders Holdings Co Lone Star Fund V Lone Star Funds $296.8 $15.10 $13.76 $14.57 $11.84 9.7% 3.6% 27.5%
06/04/07 1-800 Contacts Inc Fenway Partners Inc Fenway Partners Inc $371.7 $24.25 $20.08 $19.21 $17.67 20.8% 26.2% 37.2%
04/26/07 Inter-Tel Inc Mitel Networks Corp Francisco Partners LP $697.0 $25.60 $23.96 $24.04 $23.90 6.8% 6.5% 7.1%
04/24/07 Symbion Inc Crestview Partners LLC Crestview Partners LLC $625.4 $22.35 $19.03 $19.71 $19.55 17.4% 13.4% 14.3%
04/05/07 World Air Holdings Inc Global Aero Logistics Inc
MatlinPatterson Global Opportunities
Partners LP
$315.0 $12.50 $10.80 $10.78 $10.45 15.7% 16.0% 19.6%
03/20/07 Eschelon Telecom Inc Integra Telecom Inc
Boston Ventures LP;
Wind Point Partners;
Nautic Partners LLC;
Banc of America Equity Partners;
$707.3 $30.00 $25.59 $25.16 $23.45 17.2% 19.2% 27.9%
03/06/07 Topps Co Inc (Bid No 1)
Tornante Co LLC;
Madison Dearborn Partners LLC
Madison Dearborn Partners LLC $394.9 $9.75 $8.91 $9.03 $9.89 9.4% 8.0% (1.4%)
03/05/07 SafeNet Inc Vector Capital Vector Capital $689.7 $28.75 $28.30 $27.76 $25.31 1.6% 3.6% 13.6%
01/10/07 International Aluminum Corp GenStar Capital LLC Genstar Capital LP $226.8 $53.00 $49.99 $48.75 $46.86 6.0% 8.7% 13.1%
12/05/06 Direct General Corp
Fremont Partners;
Texas Pacific Group
TPG Capital LP (Texas Pacific);
Calera Capital
$563.3 $21.25 $16.51 $15.87 $14.97 28.7% 33.9% 42.0%
11/14/06 Valley National Gases Inc Caxton-Iseman Capital Inc Caxton-Iseman Capital Inc $330.2 $27.00 $27.00 $26.85 $27.95 0.0% 0.6% (3.4%)
Premiums Analysis – Comparable Transactions

Private and Confidential
Source: Dealogic as of 4/25/08.
Ann. Transaction Purchase Price of Stock Premium to Prior Stock Price
Date Target/Issuer Buyers/Investors Fin Sponsor Value Price Per Share 1 Day 1 Week 1 Month 1 Day 1 Week 1 Month
09/25/06 Educate Inc
Sterling Capital Partners LP;
Citigroup Private Equity
Apollo Advisors LP;
Sterling Capital Partners LP;
Citigroup Private Equity
$504.3 $8.00 $7.06 $6.60 $6.67 13.3% 21.2% 19.9%
09/22/06 Talk America Holdings Inc Cavalier Telephone LLC Banc of America Equity Partners $247.8 $8.10 $6.57 $5.99 $5.80 23.3% 35.2% 39.7%
09/12/06 Metrologic Instruments Inc
Francisco Partners LP;
Elliott Associates LP
Francisco Partners LP $427.0 $18.50 $16.36 $16.05 $13.80 13.1% 15.3% 34.1%
09/12/06 Peach Holdings, Inc
DLJ Merchant Banking Partners;
Orchard Acquisition Co
Greenhill Capital Partners LLC;
LLR Partners Inc;
CSFB Private Equity
$753.5 $7.20 $7.14 $7.01 $6.16 0.8% 2.7% 17.0%
08/18/06 Lone Star Steakhouse & Saloon Inc Lone Star Funds Lone Star Funds $655.7 $27.10 $23.55 $23.33 $24.01 15.1% 16.2% 12.9%
06/07/06 ACE Cash Express Inc JLL Partners Inc JLL Partners Inc $437.5 $30.00 $26.32 $26.61 $27.14 14.0% 12.7% 10.5%
04/27/06 NetIQ Corp AttachmateWRQ
Thoma Cressey Bravo;
Francisco Partners LP;
Golden Gate Capital Corp
$495.0 $12.20 $10.72 $11.28 $10.95 13.8% 8.2% 11.4%
04/21/06 Marsh Supermarkets Inc (Bid No 1) Sun Capital Partners Group Inc Sun Capital Partners Group Inc $325.0 $11.13 $11.16 $8.06 $8.00 (0.3%) 38.1% 39.1%
03/08/06 SourceCorp Inc Apollo Management LP Apollo Advisors LP $458.0 $25.00 $25.83 $25.84 $25.56 (3.2%) (3.3%) (2.2%)
02/24/06 Packaging Dynamics Corp Thilmany LLC Kohlberg & Co LLC $304.6 $14.00 $14.32 $13.43 $13.01 (2.2%) 4.2% 7.6%
02/06/06 Duratek Inc EnergySolutions Lindsay Goldberg $512.8 $22.00 $17.58 $17.71 $16.07 25.1% 24.2% 36.9%
01/09/06 Water Pik Technologies Inc Coast Acquisition Corp Carlyle Group Inc $380.0 $27.75 $21.62 $21.53 $21.25 28.4% 28.9% 30.6%
01/05/06 Datastream Systems Inc Infor Global Solutions Inc
Golden Gate Capital Corp;
Summit Partners LP;
Parallax Capital Partners LLC
$205.1 $10.26 $8.79 $8.25 $8.00 16.7% 24.4% 28.3%
Mean: 12.4% 14.9% 17.8%
Median: 13.6% 14.3% 15.7%
Stripped Mean: 12.2% 14.8% 17.7%
Premiums Analysis – Comparable Transactions

Private and Confidential
Direct Seller & Supplement Peer Group Trading Statistics
Source: Capital IQ, Factset, Bloomberg, SEC
filings , Management projections as of 5/12/08.
NA = Not applicable; NMF = Not Meaningful
LTM as of 12/31/07 except where noted.
AVP – LTM as of 3/31/08.
BTH - LTM as of 1/31/08.
HLF – LTM as of 3/31/08.
NTY – LTM as of 3/31/08.
NUS - LTM as of 3/31/08.
NTRI - LTM as of 3/31/08.
RELV - LTM as of 3/31/08.
WNI – LTM as of 2/29/08.
TUP - LTM as of 3/29/08.
USNA - LTM as of 3/31/08.
Blyth –Beat estimates, but underlying sales growth flat.
Medifast – FQ3 below estimates; FQ4 met guidance but negative report.
NBTY – Slightly missed FQ1; wide miss FQ2.
Nutrisystem – Met estimates, but too early to call a turnaround.
Mannatech – Lower y/y gross profit.
Close 52 Week Range % Decrease from Market Ent.
05/09/08 High Low 52 Week High Cap. Value CY08E CY09E LTM CY08E CY09E LTM CY08E CY09E
Direct Seller & Supplement Group $ $ $ % $M $M x x x x x x x x
Avon Products Inc. $39.37 $42.51 $31.95 7.4% $16,802 $18,152 18.2x 15.4x 1.8x 1.7x 1.6x 12.6x 10.8x 9.6x
Blyth, Inc. $17.87 $30.22 $15.45 40.9% $664 $629 12.6x 11.5x 0.5x 0.6x 0.5x 5.1x 4.9x 4.8x
Ediets.com Inc. $3.70 $6.10 $2.85 39.3% $93 $93 NMF NMF 3.1x 1.2x 1.2x NMF NMF 37.0x
Herbalife Ltd. $43.36 $51.09 $35.30 15.1% $2,790 $2,933 13.0x 11.1x 1.3x 1.2x 1.1x 7.8x 7.5x 6.7x
Mannatech Inc. $6.42 $16.19 $4.75 60.3% $170 $123 NA NA 0.3x NA NA 5.1x NA NA
Medifast Inc. $4.86 $9.37 $3.57 48.1% $67 $70 14.3x 11.4x 0.8x 0.8x 0.7x 7.6x 7.2x 6.0x
Natural Alternatives International Inc. $7.76 $9.20 $5.64 15.7% $54 $53 NA NA 0.6x NA NA 11.9x NA NA
NBTY Inc. $29.18 $53.42 $20.85 45.4% $1,950 $2,055 9.7x 9.1x 1.0x 1.0x 0.9x 6.1x 5.9x 5.7x
Nu Skin Enterprises Inc. $16.84 $19.99 $13.85 15.8% $1,068 $1,181 14.0x 12.3x 1.0x 1.0x 0.9x 8.8x 7.4x 6.7x
Nutraceutical International Corp. $12.80 $16.99 $10.67 24.7% $142 $166 NA NA 1.0x NA NA 5.9x NA NA
NutriSystem Inc. $19.84 $74.09 $12.55 73.2% $627 $584 9.2x 8.7x 0.8x 0.8x 0.7x 4.4x 4.8x 4.3x
Reliv International, Inc. $5.79 $11.60 $5.50 50.1% $92 $77 20.0x 18.7x 0.7x 0.7x 0.7x 11.2x 10.1x 10.0x
Schiff Nutrition International Inc. $5.41 $7.69 $4.59 29.6% $63 $29 NA NA 0.2x NA NA 1.1x NA NA
Tupperware Brands Corporation $38.84 $44.98 $23.60 13.7% $2,395 $2,953 14.7x 13.2x 1.4x 1.4x 1.3x 10.7x 9.7x 8.8x
Mean: 34.2% $1,927 $2,078 14.0x 12.4x 1.0x 1.0x 1.0x 7.6x 7.6x 10.0x
Median: 34.5% $398 $375 14.0x 11.5x 0.9x 1.0x 0.9x 7.6x 7.4x 6.7x
Stripped Mean: 33.2% $843 $910 13.8x 12.0x 0.9x 1.0x 0.9x 7.7x 7.5x 7.3x
Select Direct Seller & Supplement Group
Mean: 44.7% $580 $577 9.2x 8.2x 0.6x 0.6x 0.6x 4.7x 4.6x 4.2x
Median: 48.1% $627 $584 11.2x 10.3x 0.8x 0.8x 0.7x 5.1x 5.4x 5.3x
Stripped Mean: 51.3% $487 $445 11.2x 10.3x 0.7x 0.8x 0.7x 5.4x 5.4x 5.3x
UNITY (Current Price) $20.83 $51.50 $18.18 59.6% $341 $352 9.1x 7.6x 0.8x 0.8x 0.7x 5.0x 5.3x 4.4x
UNITY (@ Tender Offer Price) $26.00 $51.50 $18.18 49.5% $412 $412 11.4x 9.4x 1.0x 0.9x 0.8x 6.1x 6.2x 5.2x
P/E Multiple Ent. Val. / Revenue Ent. Val. / EBITDA

Private and Confidential
Direct Seller & Supplement Peer Group Operating Statistics
Source: Capital IQ, Factset, Bloomberg, SEC
filings , Management projections as of 5/12/08.
NA = Not applicable; NMF = Not Meaningful
LTM as of 12/31/07 except where noted.
AVP – LTM as of 3/31/08.
BTH - LTM as of 1/31/08.
HLF – LTM as of 3/31/08.
NTY – LTM as of 3/31/08.
NUS - LTM as of 3/31/08.
NTRI - LTM as of 3/31/08.
RELV - LTM as of 3/31/08.
WNI – LTM as of 2/29/08.
TUP - LTM as of 3/29/08.
USNA - LTM as of 3/31/08.
Blyth –Beat estimates, but underlying sales growth flat.
Medifast – FQ3 below estimates; FQ4 met guidance but negative report.
NBTY – Slightly missed FQ1; wide miss FQ2.
Nutrisystem – Met estimates, but too early to call a turnaround.
Mannatech – Lower y/y gross profit.
Revenue EBITDA EPS Rev. Growth Rev. Growth LTM Gross LTM Gross EBITDA Gr EBITDA Debt to
LTM CY08E CY09E LTM CY08E CY09E CY08E CY09E 06/07 08E/09E Profit Profit Margin 06/07 Margin Equity
Direct Seller & Supplement Group
$M $M $M $M $M $M $M $M % % $ % % % %
Avon Products Inc. $10,255 $10,700 $11,417 $1,446 $1,678 $1,891 $2.16 $2.55 13.4% 6.7% $6,390 62.3% 12.1% 14.1% 315.2%
Blyth, Inc. $1,165 $1,139 $1,155 $123 $127 $132 $1.42 $1.55 (4.6%) 1.4% $625 53.7% 19.7% 10.5% 53.1%
Ediets.com Inc. $30 $80 $80 ($4) ($6) $3 ($0.36) ($0.02) (39.1%) 0.0% $23 75.7% NMF NMF 54.6%
Herbalife Ltd. $2,242 $2,378 $2,578 $374 $390 $441 $3.33 $3.90 13.8% 8.4% $1,001 44.6% 15.7% 16.7% 183.1%
Mannatech Inc. $413 NA NA $24 NA NA NA NA 0.6% NA $164 39.7% (50.6%) 5.9% 0.4%
Medifast Inc. $84 $90 $101 $9 $10 $12 $0.34 $0.43 13.1% 12.3% $62 74.4% (4.3%) 10.9% 19.8%
Natural Alternatives International Inc. $94 NA NA $4 NA NA NA NA (12.3%) NA $20 20.9% (47.3%) 4.7% 12.2%
NBTY Inc. $2,043 $2,082 $2,173 $337 $350 $359 $3.01 $3.20 4.6% 4.3% $1,061 51.9% 24.3% 16.5% 19.4%
Nu Skin Enterprises Inc. $1,182 $1,215 $1,284 $134 $160 $177 $1.20 $1.36 3.8% 5.6% $969 82.0% 6.8% 11.3% 77.3%
Nutraceutical International Corp. $164 NA NA $28 NA NA NA NA 8.2% NA $89 54.3% (1.4%) 17.2% 25.4%
NutriSystem Inc. $755 $719 $817 $133 $121 $135 $2.16 $2.28 37.3% 13.6% $396 52.4% 24.5% 17.6% 0.0%
Reliv International, Inc. $104 $109 $113 $7 $8 $8 $0.29 $0.31 (5.5%) 3.7% $86 82.9% (37.0%) 6.6% 0.0%
Schiff Nutrition International Inc. $170 NA NA $25 NA NA NA NA (6.1%) NA $72 42.7% 9.6% 14.7% 0.2%
Tupperware Brands Corporation $2,068 $2,120 $2,280 $277 $304 $335 $2.65 $2.95 13.6% 7.5% $1,339 64.7% 22.2% 13.4% 123.3%
Mean: $1,483 $2,063 $2,200 $208 $314 $349 $1.62 $1.85 2.9% 6.4% $878 57.3% (0.4%) 12.3% 63.1%
Median: $584 $1,177 $1,219 $75 $144 $156 $1.79 $1.91 4.2% 6.1% $280 54.0% 9.6% 13.4% 22.6%
Stripped Mean: $874 $1,232 $1,312 $123 $184 $200 $1.65 $1.83 3.6% 6.2% $491 58.2% 1.9% 12.5% 47.4%
Mean: $892 $1,008 $1,061 $125 $152 $159 $1.73 $1.86 10.2% 7.9% $462 54.4% 2.7% 12.3% 18.6%
Median: $755 $929 $986 $123 $124 $133 $1.79 $1.91 4.6% 8.3% $396 52.4% 19.7% 10.9% 19.4%
Stripped Mean: $778 $929 $986 $93 $124 $133 $1.79 $1.91 6.1% 8.3% $395 52.7% 13.2% 12.7% 13.2%
UNITY $424 $442 $496 $70 $66 $80 $2.29 $2.76 15.9% 12.2% $335 79.1% 9.8% 16.6% 56.3%
Select Direct Seller & Supplement Group